CELL MEDX CORP. OTCQB: CMXC

FOR IMMEDIATE RELEASE APRIL 27, 2022

Cell MedX Corp. Appoints Mr. Dwayne Yaretz as CEO and Director

Carson City, Nevada, April 27, 2022, Cell MedX Corp. (OTCQB: CMXC) (“Cell MedX” or the “Company”), a biotech company focusing on the discovery, development and commercialization of therapeutic and non-therapeutic products that promote general wellness, is pleased to announce that it has appointed Mr. Dwayne Yaretz to the Board of Directors and as Chief Executive Officer. Mr. Yaretz replaces Mr. McEnulty, as CEO of the Company. Mr. McEnulty will continue to serve as a director of Cell MedX.

Mr. Yaretz’ experience spans many industries including the development of industrial and medical imaging devices.  He has aided in the re-structure of numerous companies by identifying and recruiting key personnel, enhancing the management team, capitalization, and maximizing business and sales opportunities.

Mr. Yaretz has acted as a Director, President and CEO, Corporate Secretary and CFO for both private and public companies.

Mr. Yaretz commented, “I am excited to join the Cell MedX team,  to prepare the Company to capitalize on its current Health Canada approvals for its eBalance® Systems, and in preparation of FDA 510K clearance to enter the US Market.  It is my hope that Cell MedX will provide its rigorously tested microcurrent technology solution to millions of people who suffer from pain and would benefit from a safe, easy-to-use, non-invasive solution.”

Mr. McEnulty, Director and former CEO of the Company, stated, “We are very excited to welcome Mr. Yaretz to the Cell MedX team. His wealth of experience in the capital markets along with his manufacturing and medical devices background is a great asset to the Company.”

About Cell MedX Corp. (OTCQB: CMXC)

Cell MedX Corp. is a biotech company focused on the continued research and development of its eBalance® Technology and its eBalance® Home and eBalance® Pro Systems, which have received Health Canada Approval as Class II Medical Device Systems for pain associated with sore/aching muscles in the shoulders, waist, back, neck, upper extremities and lower extremities due to strain from exercise or normal household- or work-related activities, as well as for general relaxation.  In addition, the Company will work towards the discovery, development and commercialization of therapeutic and non-therapeutic products that promote general wellness and alleviate complications associated with medical conditions including, but not limited to: diabetes, Parkinson’s disease, high blood pressure, neuropathy and kidney function. For more information about the Company and its technology please visit www.cellmedx.com

On behalf of the Board of Directors of Cell MedX Corp.

Frank McEnulty

Director

Forward Looking Statements

The information included in this press release has not been reviewed by the FDA or Health Canada, nor has it been peer reviewed. This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company's Quarterly, Annual and Current Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company's forward-looking statements. Except as required by law, Cell MedX Corp. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Cell MedX Corp. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE:

Cell MedX Corp.

For further information visit: www.cellmedx.com.

Investor Relations: 1-844-238-2692